Exhibit 10.4

Intercompany Treasury Agreement

Between the undersigned:

1.	OAG Offshore Pipeline Services Sdn Bhd (OOPS), a company duly incorporated and existing under the laws of Malaysia with its registered office at Suite 22-12B, 22nd Floor, Wisma Zelan, No. l, Jalan Tasik Permaisuri 2, Bandar Tun Razak, 56000 Kuala Lumpur. (hereinafter referred to as the “OOPS”).

And:

2.	S.A.S EUPEC (EUPEC), a simplified joint-stock company (societe par actions simplifiee) duly incorporated and existing under the laws of Prance, with its registered office at Rue du Compte Jean Port 3060, GRAND SYNTHE (59760), under SIREN 912 832 003, (hereinafter referred to as the “EUPEC”).

WHEREAS OOPS and EUPEC are related parties under common ownership.

Together referred to as the “Parties”.

Article 1 - Purpose

This agreement defines the terms and conditions governing the treasury management within the Group. It enables both parties to manage excess or deficit cash positions within the group, in compliance with applicable legal and regulatory frameworks.

Article 2 - Operating Procedures

2.1.	Intercompany Account

An account will be opened by OOPS in the name of EUPEC. All treasury movements will be recorded in this account.

2.2.	Financial Flows

●	In the event of a cash surplus, the EUPEC shall make available its excess funds to OOPS.

●	In the event of a cash deficit, the OOPS may provide advances to EUPEC.

2.3.	Financial Terms

Interest shall be calculated on the outstanding balances:

●	Credit interest rate: EURIBOR + 0.5%

●	Debit interest rate: EURIBOR + 1%

Interest is calculated monthly and settled at the end of each month.

Article 3 - Economic Rationale

The Parties confirm that this agreement supports an efficient and centralized cash management strategy and complies with the arm’s length principle, in line with transfer pricing rules.

Article 4 - Duration

This agreement is entered into for a term of 10 years from the date of signature. It may be renewed by mutual written consent of the Parties.

Article 5 - Accounting and Monitoring

Each Party shall maintain a detailed accounting record of all transactions under this agreement. The Parent Company shall provide the Subsidiary with a monthly account statement.

Article 6 - Legal and Tax Compliance

The Parties agree to comply with all applicable laws and regulations, particularly regarding intercompany agreements, taxation, and transfer pricing rules.

Article 7 - Termination

This agreement may be terminated by either Party at any time, subject to a 30 days’ prior notice sent by registered letter with acknowledgment of receipt.

Article 8 - Governing Law and Jurisdiction

This agreement shall be governed by French law. Any dispute arising in connection with its interpretation or execution shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris.

Signed in .................., on...........................

In two original copies.

For OAG Offshore Pipeline Services Sdn Bhd

Name:	Jonathan ChongTeik Cheh
Title:	Director
Signature:	/s/ Jonathan ChongTeik Cheh

For S.A.S EUPEC

Name:	Hassan Nilou
Title:	General Manager
Signature:	/s/ Hassan Nilou